Exhibit 99.1

MULTIMEDIA GAMES HOLDING COMPANY, INC.	PRESS RELEASE
For more information contact:
Adam Chibib	Richard Land
Chief Financial Officer	James Leahy
Multimedia Games Holding Company, Inc.	JCIR
512-334-7500	212-835-8500 or mgam@jcir.com

MULTIMEDIA GAMES’ SHAREHOLDERS APPROVE

MERGER AGREEMENT WITH GLOBAL CASH ACCESS

AUSTIN, Texas, December 3, 2014 — Multimedia Games Holding Company, Inc. (Nasdaq: MGAM) (“Multimedia Games”) announced today that at a special meeting of shareholders held earlier today, Multimedia Games shareholders approved the previously announced Agreement and Plan of Merger, dated September 8, 2014, (the “Merger Agreement’) by and among Multimedia Games, Global Cash Access Holdings, Inc., a Delaware corporation (NYSE: GCA) (“GCA”), and Movie Merger Sub, Inc., a wholly owned subsidiary of GCA (“Merger Sub”), providing for the merger of Merger Sub with and into Multimedia Games, with Multimedia Games becoming a wholly owned subsidiary of GCA upon consummation of the merger.

More than 99% of the votes represented and cast at the meeting, or approximately 87% of the total outstanding shares of common stock eligible to vote as of the October 21, 2014 record date, were voted in favor of the adoption of the merger agreement.  Shareholders also approved the non-binding advisory proposal regarding merger-related named executive officer compensation with a vote of approximately 90% of the votes represented and cast at the meeting.

Upon the closing of the transaction, Multimedia Games shareholders (other than Multimedia Games shareholders who have properly exercised rights of appraisal) will be entitled to receive $36.50 in cash, without interest, for each share of Multimedia Games common stock owned at the time of the transaction’s closing.

The merger, which is expected to be completed later this month, is still subject to obtaining certain required regulatory approvals and certain other customary closing conditions.

About Multimedia Games Holding Company, Inc.

Through its wholly owned subsidiary, Multimedia Games, Inc., Multimedia Games Holding Company, Inc. (“Multimedia Games”) develops and distributes gaming technology.  The company is a creator and supplier of comprehensive systems, content and electronic gaming units for Native American and commercial casinos.  Revenue is derived from gaming units in operation on revenue-sharing arrangements as well as from the sale of gaming units and systems that feature proprietary game content and game themes licensed from others.  Multimedia Games also supplies the central determinant system for the video lottery terminals (“VLTs”) installed at racetracks in the State of New York.  The company is focused on pursuing market expansion and new product development for commercial and tribal casinos and VLT markets.  Please visit www.multimediagames.com, twitter.com/MultimediaGames or facebook.com/MultimediaGames, where Multimedia Games discloses important information about the company, its sales, and its business.

Cautionary Language

This press release contains forward-looking statements based on Multimedia Games’ current expectations and projections, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words “believe”, “expect”, “continue”, “intend”, “plan”, “seek”, “estimate”, “project”, “may”, “should”, “expected” or the negative or other variations thereof or comparable terminology as they relate to Multimedia Games and our products, plans, and markets are intended to identify such forward-looking statements.  These forward-looking statements include, but are not limited to, expectations regarding the timing and closing of the sale of Multimedia Games to GCA and other statements that are not historical facts.  These forward-looking statements reflect the current views, models, and assumptions of Multimedia Games, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results of Multimedia Games’ performance to differ materially from those expressed or implied by such forward looking statements.  Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release.  Multimedia Games expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #